Exhibit 23.3
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of Colony Bankcorp, Inc. of our report dated March 28, 2019 relating to the consolidated financial statements of SouthCrest Financial Group, Inc. included in the Current Report on Form 8-K/A filed by Colony Bankcorp, Inc. on October 15, 2021.

We also consent to the reference to us under the heading "Experts" in the prospectus included with the Form S-3.

/s/ Porter Keadle Moore, LLC

Atlanta, GA
October 26, 2021